EXHIBIT 10.40

Agreement for the Sale and Purchase of Share in Hainan Zhongya Aluminum Company Ltd., dated December 29, 1997, by and between First Supply and Guilinyang Farm (Certified English translation of original Chinese version)



The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Agreement for the Sale and Purchase of Share in Hainan Zongya Aluminum Company Ltd., dated December 29, 1997, by and between First Supply and Guilinyang Farm.



                        /s/ Wong Wah On
                        ----------------------------------------
                            Wong Wah On, Financial Controller



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AGREEMENT FOR THE SALE AND PURCHASE OF SHARE IN HAINAN ZHONGYA ALUMINUM COMPANY
LTD.

This Agreement is made and entered into by and between:

(1) First Goods and Materials Supply and Sales Corporation (the "Seller") with its registered office situated at No.57 Haixiu Road, Haikou City, Hainan Province with Mr. Chen Yu Xiong as its legal representative; and

(2) Hainan Guilinyang State Farm (the "Purchaser") with its registered office situated at Lingshan, Qiongshan City, Hainan Province 571100 with Mr. Lin Shiluan as its legal representative.

WHEREAS the Seller owns 6.03% of the total registered capital of Hainan Zhongya Aluminum Company Ltd. (the "Company") and desires to sell and the Purchaser desires to purchase all of such registered capital.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

                           ARTICLE I SALE AND PURCHASE

         Upon and subject to the terms and conditions of this Agreement, the Seller shall sell and the Purchaser shall purchase 6.03% of the total issued and outstanding stock of the Company (the "Sale Shares") held by the Seller with all rights attached thereto as from Effective Date of this Agreement.

                            ARTICLE II PURCHASE PRICE

         The total consideration for the sale and purchase of the Sale Shares shall be Renminbi Yuan Seven Million (RMB7,000,000) (the "Purchase Price"), of which, RMB5,000,000 shall represent the consideration for sale and purchase of the Sale Shares and the remaining RMB2,000,000 shall represent the consideration for the transfer by the Seller of an accounts receivable from the Company, amounting RMB2,000,000, to the Purchaser. The total consideration shall be payable within one month upon the execution of this Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

3.1 The Seller is a legal person duly organized and validly existing under the laws of the People's Republic of China. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.2 The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder, has been duly and validly authorized, no other internal action on the part of the Seller or its stockholders (or its higher authorities) is necessary. This Agreement has been duly and validly executed and delivered by the seller and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

3.3 The Sale Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. The Seller owns the Shares free and clear of all liens, security interests, pledges or encumbrances of any kind.

3.4 The execution and deliver by the Seller of this Agreement do not and the performance by the Seller of its obligations under this Agreement will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of association or other comparable corporate charter documents of the Seller or the Company;

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Seller or the Company or any of their respective assets and properties.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Purchaser as follows:

4.1 The Purchaser is a legal person duly organized and validly existing under the laws of the People's Republic of China. The Seller has full corporate power and authority to execute and deliver this Contract and to perform its obligations hereunder.

4.2 The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder, has been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.3 The execution and deliver by the Purchaser of this Agreement do not and the performance by the Purchaser of its obligations under this Agreement will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of association or other comparable corporate charter documents of the Purchaser or the Company;

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Purchaser or the Company or any of their respective assets and properties.

                                    ARTICLE V
                         EFFECTIVENESS OF THE AGREEMENT

5.1 This Agreement shall be binding and effective upon execution by both the Seller and the Purchaser.

5.2 The Purchaser shall be entitled to the ownership of the Shares and enjoy rights and interests and undertake obligations and liabilities as a shareholder of the Company upon the completion of the registration of transfer in the Registration Company.

5.3 After the Effective Date of this Agreement, any rights and interests related to the Sale Shares shall be enjoyed by and any obligations and liabilities related to the Sale Shares be undertaken by the Purchaser.

                                   ARTICLE VI
                                    APPROVAL

The sale of Sale Shares under this Agreement shall be approved by the Board of Directors of the Company and be subject to all necessary approval of the relevant government authorities.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 This Agreement supersedes all prior discussion and agreements between the parties hereto with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

7.2 The applicable law of this Agreement is the laws of the People's Republic of China.

7.3 The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provision hereof.

7.4 This Agreement may be executed in any number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Dated this 29th day of December, 1997


The Purchaser:
Hainan Guilinyang State Farm



By:  /s/Lin Shiluan
     ------------------------------------
        Lin Shiluan


The Seller:
First Goods and Materials Supply and Sales Corporation



By:  /s/Chen Yu Xiong
     -------------------------------------
        Chen Yu Xiong



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